Exhibit 23.1

CONSENT OF JONES LANG LASALLE AMERICAS, INC.

We hereby consent to the (1) use of our name in the Registration Statement on Form S-3 of Phillips Edison & Company, Inc., a Maryland corporation (the “Company”), and the related prospectus and any amendments or supplements thereto (collectively, the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (2) references to and inclusion of the information derived from the market study (the “market study”) prepared by Jones Lang LaSalle Americas, Inc. for the Company in, and making the information derived from the market study part of, the Registration Statement, including through the incorporation by reference therein of the economic and demographic data included in the Company’s Current Report on Form 8-K dated September 27, 2021, and (3) filing of this consent as an exhibit to the Company’s Current Report on Form 8-K dated September 27, 2021, which is incorporated by reference in the Registration Statement.

Dated: September 25, 2021

Jones Lang LaSalle Americas, Inc.

By: /s/ Audrey Symes____________
Audrey Symes
Director, Research Advisory